CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Counsel, Custodian, and Independent Auditors" and to the use of our report dated October 31, 1996, in this Registration Statement
(Form N-1A 33-50379) of Dreyfus Institutional Short-Term Treasury Fund.




                                       ERNST & YOUNG LLP


New York, New York
December 23, 1996